      As filed with the Securities and Exchange Commission on July 2, 1997.
                                                       Registration No. 33-57197
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         ------------------------------


                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                   ECOLAB INC.

                         ------------------------------

             (Exact name of registrant as specified in its charter)

             DELAWARE                                    41-0231510
   (State or other jurisdiction                       (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

                                  ECOLAB CENTER
                                 370 N. WABASHA
                               ST. PAUL, MN  55102
                                 (612) 293-2233
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     --------------------------------------

                           WILLIAM R. ROSENGREN, ESQ.
                 SENIOR VICE PRESIDENT - LAW AND GENERAL COUNSEL
                                  ECOLAB CENTER
                                 370 N. WABASHA
                               ST. PAUL, MN  55102
                                 (612) 293-2233
                (Name, address, including zip code, and  telephone
               number, including area code, of agent for service)

                     --------------------------------------





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     Ecolab Inc. ("Ecolab" or the "Registrant") registered for public sale the resale of up to 4,455,343 shares (the "Offered Shares") of the common stock, par value $1.00 per share (the "Common Stock"), of Ecolab on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 33-57197 (including all amendments and supplements thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on January 6, 1995. Pursuant to this Post-Effective Amendment No. 2 to the Registration Statement, Ecolab hereby deregisters the remaining 2,701,559 Offered Shares that were not sold under the Registration Statement.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul and State of Minnesota, on July 2, 1997.

                                        ECOLAB INC.


                                        By: /s/ Allan L. Schuman
                                            --------------------------------
                                            Allan L. Schuman
                                            President and Chief Executive
                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on July 2, 1997 by the following persons in the capacities indicated.

/s/ Allan L. Schuman                    President and Chief Executive Officer
-----------------------------           (Principal Executive Officer) and
Allan L. Schuman                        Director


/s/ Michael E. Shannon                  Chairman of the Board, Chief Financial
-----------------------------           and Administrative Officer (Principal
Michael E. Shannon                      Financial Officer) and Director


/s/ Arthur E. Henningsen, Jr.           Senior Vice President and Controller
-----------------------------           (Principal Accounting Officer)
Arthur E. Henningsen, Jr.


/s/ Kenneth A. Iverson                  Directors
-----------------------------
Kenneth A. Iverson,
as attorney-in-fact for Ruth S.
Block, James J. Howard, Jerry W.
Levin, Reuben F. Richards,
Richard L. Schall, Roland Schulz,
Philip L. Smith, Hugo Uyterhoeven
and Albrecht Woeste

Director not signing:
Joel W. Johnson


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